INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1999 (March 17, 1999 as to Note 5), appearing in the Annual Report on Form 10-K of Timberline Software Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Portland, Oregon
April 23, 1999






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